Exhibit 10.45

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release (this “Settlement Agreement”) is entered into as of March 31, 2025 (the “Effective Date”) by and between (a) Blockfusion USA, Inc., a Delaware corporation (“Blockfusion”) and North East Data, LLC, a Delaware limited liability company (“NED” and, collectively with Blockfusion, the “Blockfusion Parties”), on the one hand, and (b) Thunderra LLC, a Delaware limited liability company (“Thunderra”), on the other hand. The Blockfusion Parties and Thunderra may be referred to herein collectively as the “Parties” and individually as a “Party.”

I. RECITALS

A. WHEREAS, Blockfusion and Thunderra are party to a Management Services Agreement and the related Statement of Work each dated as of June 1, 2022 (collectively the “MSA”) pursuant to which Thunderra provides services to Blockfusion (the “Services”).

B. WHEREAS, as of the Effective Date, the Blockfusion Parties owed an aggregate amount of $822,523.35 to Thunderra with respect to the Services (the “Thunderra Balance”).

C. WHEREAS, after engaging in good faith negotiations, the Parties have agreed to resolve all disputes and issues between them relating to the Thunderra Balance and the Services on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

II. SETTLEMENT AGREEMENT

1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the MSA.

“Qualifying Financing” means shall mean receipt by the Blockfusion Parties of proceeds of any financing, whether as capital, debt and/or equity, whether secured or unsecured, whether received in a lump sum, multiple draws or otherwise, whether from a single source or multiple sources, in the aggregate principal amount equal to or greater than $[***].

“Change of Control” means any transaction in which Alex Martini and Kant Trivedi (or entities controlled by each of them) cease to own, collectively, security interests or other encumbrances at least 51% of the outstanding voting stock of Blockfusion.

2. Settlement Terms. The Parties have agreed to settle the issues and disputes between them on the following terms:

(a) Upon the closing from time to time of Qualifying Financings, Blockfusion shall makes payments in reduction of the Thunderra Balance in amounts equal to the Mandatory Payment Amount listed across from the corresponding cumulative financing amount set forth in the schedule attached hereto as Exhibit A and incorporated herein by reference (such mandatory prepayment, a “Mandatory Financing Payment”).

(b) In the event of a Change of Control with respect to Blockfusion, Blockfusion shall pay, or cause to be paid, the then outstanding balance of the Thunderra Balance.

(c) Blockfusion may pay down the Thunderra Balance in whole or in part at any time without penalty.

(d) Blockfusion will issue to Thunderra or its nominee(s) one or more warrants, substantially in the form attached as Exhibit B hereto, exercisable for an aggregate of 35,000 shares of the Series A Common Stock of Blockfusion (the “Warrant”).

(e) Thunderra shall grant the release as set forth herein.

3. Amendment of MSA. The MSA is hereby amended as of the Effective Date as follows:

(a) The aggregate monthly service fees payable by Blockfusion to Thunderra shall be capped at $[***] based on [***] MW of committed capacity, which amount will be reduced pro rata in the event that the committed capacity is reduced below [***] MW.

(b) Thunderra will maintain at least [***] team members, in addition to remote staff and a network specialist, including the manager and shall maintain the uptime requirements in effect immediately prior to the Effective Date.

(c) The terms of the MSA will be renegotiated upon the full payment of the Thunderra Balance.

4. Thunderra Release. Thunderra, on behalf of itself, as well as its agents, administrators, predecessors, successors, assigns, assignees, officers, directors, owners, partners, partnerships, shareholders, members, employees, representatives, affiliates, divisions, associations, corporate parents and subsidiaries, and all persons acting by or through them or on their behalf or in concert with them, individually or collectively (the “Thunderra Parties”), hereby release and forever discharge each of the Blockfusion Parties, and all of their respective agents, administrators, predecessors, successors, assigns, assignees, officers, directors, owners, partners, partnerships, shareholders, members, employees, representatives, affiliates, divisions, associations, corporate parents and subsidiaries, attorneys, and all persons acting by or through them or on their behalf or in concert with them, individually or collectively (collectively, “Blockfusion Released Parties”), from any and all claims, demands, liens, agreements, contracts, covenants, rights, actions, causes of action, suits, obligations, debts, expenses, attorneys’ fees, damages, judgments, orders and liabilities of any kind or nature, in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, anticipated or unanticipated, and whether concealed or hidden, arising against any of the Blockfusion Released Parties on or before the Effective Time, including but not limited to claims that were or could have been asserted in connection with the Services and/or the Thunderra Balance (the “Thunderra Released Claims”). Notwithstanding anything in this Settlement Agreement to the contrary, nothing in this paragraph is intended to affect the Blockfusion Parties’ obligations under this Settlement Agreement, all of which obligations shall remain in full force and effect following the occurrence of the Effective Date, and none of which obligations are being released.

5. No Outstanding or Known Future Claims/Causes of Action. Each Party affirms that it currently knows of no existing act or omission by the other Party that may constitute a claim or liability excluded from the Thunderra Released Claims. The Parties further agree that no suit in law or in equity and no other action or proceeding shall be commenced or prosecuted based upon, arising out of, or related to any of the Thunderra Released Claims.

6. Representations. Each of the Blockfusion Parties represents and warrants to Thunderra, and Thunderra represents and warrants to the Blockfusion Parties, that it has full power and authority to enter into this Settlement Agreement and carry out its obligations and that (i) all necessary corporate or other action has been duly taken to authorize the execution and delivery of this Settlement Agreement, and (ii) this Settlement Agreement has been duly executed. Each of the Blockfusion Parties further represents, warrants and agrees to Thunderra, and Thunderra further represents, warrants and agrees to the Blockfusion Parties, that it has not assigned, granted, transferred, alienated or pledged, in whole or in part, any interest in the Thunderra Balance, to any other person or entity, and that no other person or entity retains any right, title or interest in the Thunderra Balance other than the Parties to this Settlement Agreement. Each of the Parties acknowledges and agrees that this Settlement Agreement shall be binding on its agents, administrators, predecessors, successors, assigns, assignees, officers, directors, owners, partners, partnerships, shareholders, employees, representatives, affiliates, divisions, associations, related persons and entities, corporate parents and subsidiaries, attorneys, insurance carriers, and all persons acting by or through them or on their behalf or in concert with them, individually or collectively.

7. Attorneys’ Fees; Tax Consequences; Costs. Any attorneys’ fees, taxes or costs, penalties or interest incurred or assessed to each Party are its sole responsibility, except as otherwise provided in this Settlement Agreement. No Party makes any warranty as to any tax consequences of this Settlement Agreement or any of the payments contemplated herein to any other Party. The determination of the tax consequences, if any, of this Settlement Agreement is the sole responsibility of each Party hereto with respect to itself.

8. Confidentiality of Settlement Agreement. The Parties agree to keep confidential and not to disclose to any person or entity the terms or conditions of this Settlement Agreement (“Confidential Information”) without the prior written consent of the each of the Blockfusion Parties or Thunderra, as applicable; provided, however, that each Party shall be permitted to disclose the Confidential Information: (a) to officers, directors, employees, attorneys, accountants, financial advisors, insurers, tax professionals retained by them, any federal, state, or local governmental taxing or regulatory authority and representatives of its respective companies (and its affiliates) who have a bona fide need to know; and/or (b) as required by law, including any lawful discovery request or subpoena, if ordered by a court of competent jurisdiction; and/or (c) to enforce this Settlement Agreement or the Warrant. Any person identified in the preceding sentence to whom Confidential Information is disclosed is bound by this confidentiality provision and the disclosing Party shall be liable for any breaches of confidentiality by persons to whom they have disclosed Confidential Information in accordance with this paragraph. Notwithstanding the foregoing, the Parties may disclose the fact that the Thuderra Balance has been settled, but without disclosing the terms and conditions of the settlement.

In the event any Party believes it is required by law to disclose the Confidential Information, before making such disclosure that Party shall provide the Blockfusion Parties or Thunderra, as applicable, with ten (10) business days’ written notice of the intended disclosure so long as such written notice is permitted by applicable law. In the event any Party is ordered by a court of competent jurisdiction in the United States of America to disclose the Confidential Information without the availability to give written notice as provided herein, such Party shall use its best efforts to disclose the Confidential Information in camera with the court and thereafter notify the other remaining Parties in writing of such disclosure as soon as is practical.

9. Acknowledgement. Each Party acknowledges that no promise, inducement or agreement not herein expressed has been made in connection with this Settlement Agreement, and that this Settlement Agreement is intended as a final and complete expression of the Parties’ agreement and understanding with respect to the subject matter hereof. This Settlement Agreement supersedes all prior agreements, if any, whether written or oral, pertaining to all or any portions of the terms the Settlement Agreement. The terms of this Settlement Agreement are contractual and not a mere recital. This Settlement Agreement may not be changed, modified, altered or amended except by written instrument executed by the Parties.

10. Third Party Beneficiaries. Each Party acknowledges and agrees that each person and entity referred to in paragraph 3 above that is not a Party hereto, is a third-party beneficiary of the releases contained in paragraph 3 of this Settlement Agreement.

11. New or Different Facts: No Effect. Except as provided herein, this Settlement Agreement shall be, and remain, in effect despite any alleged breach of this Settlement Agreement or the discovery or existence of any new or additional fact, or any fact different from that which either Parties now knows or believes to be true. Notwithstanding the foregoing, nothing in this Settlement Agreement shall be construed as, or constitute, a release of any Parties’ rights to enforce the terms of this Settlement Agreement.

12. Choice of Law. This Settlement Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of New York without consideration of New York choice of law rules and is not to be construed or interpreted against any Party. Regardless of which Party actually prepared this Settlement Agreement, no Party is deemed the drafter of this Settlement Agreement.

13. Dispute Resolution. In the event that any dispute arises between the Parties regarding this Settlement Agreement, including its validity, enforceability, or interpretation, the Parties consent to the exclusive jurisdiction of, and agree to bring any such dispute exclusively in the state or federal courts of New York located in New York County. The Parties further agree that New York law shall apply to any such dispute. The prevailing Party or Parties in any such dispute shall be entitled to recover such Party’s or Parties’ reasonable attorneys’ fees and costs from the adverse Party or Parties.

14. Validity of Settlement Agreement. The Parties intend this Settlement Agreement to be legally binding upon and shall inure to the benefit of each of them and their respective successors, assigns, executors, administrators, heirs, and estates. Should any provision of this Settlement Agreement be declared or be determined by any court having proper jurisdiction to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed not to be a part of this Settlement Agreement.

15. Headings. The headings of this Settlement Agreement are for convenience or reference only, and shall not limit, expand, modify or otherwise affect the meaning of any provision of this Settlement Agreement.

16. Reliance on Own Counsel. In entering into this Settlement Agreement, the Parties acknowledge that they have relied upon the legal advice of their respective attorneys, who are the attorneys of their own choosing, that such terms are fully understood and voluntarily accepted by them, and that, other than the consideration set forth herein, no promises or representations of any kind have been made to them by the other Party. The Parties represent and acknowledge that in executing this Settlement Agreement they did not rely, and have not relied, upon any representation or statement, whether oral or written, made by the other Parties or by that other Parties’ agents, representatives, or attorneys with regard to the subject matter, basis, or effect of this Settlement Agreement or otherwise.

17. Counterparts. This Settlement Agreement may be executed by the Parties in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18. Non-Disparagement. No Party shall at any time (a) disparage any other Party or any other Party’s officers, directors, employees, agents, representatives, managers, members, parents, affiliates, successors, or assigns, either orally or in writing, or (b) take any action that is intended to, or that reasonably may be expected to, cause harm or damage to the commercial interests or financial condition of any other Party or of any other Party’s officers, directors, employees, agents, representatives, managers, members, parents, affiliates, successors, or assigns (except for any action to enforce this Settlement Agreement or the Warrant).

19. Computation of Time Periods. When computing any time period specified in this Settlement Agreement, if the last day is a Saturday, Sunday, or legal holiday, the time period continues to run until the end of the next day that is not a Saturday, Sunday, or legal holiday.

20. Amendments. This Settlement Agreement may not be changed, amended, modified, or altered except by written agreement signed by each of the Parties.

IN WITNESS WHEREOF, and intending to be legally bound, each of the Parties hereto has caused this Settlement Agreement to be duly executed the day and year first above written.

BLOCKFUSION USA, INC.

By:	/s/ Alex Martini-Lo Manto
Name:	Alex Martini-Lo Manto
Title:	CEO

NORTH EAST DATA, LLC

By:	/s/ Alex Martini-Lo Manto
Name:	Alex Martini-Lo Manto
Title:	CEO

[Signatures Continue on the Following Page]

THUNDERRA LLC

By:	/s/ Kiryl Hnidash
Name/Title: Kiryl Hnidash/CEO

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